EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-76526, 33-80454, 33-88302, 333-2818, 333-07457,
333-62517, 333-62983,  333-64139,  333-68161, 333-49004, 333-61412,  333-76826),
the Registration Statement on Form S-3 (No. 333-39453) and the Registration Statement on Form S-4 (No. 333-37393) of Rural/Metro Corporation of our report dated September 30, 2002 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
October 4, 2002